UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2019

INSEEGO CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

12600 Deerfield Parkway, Suite 100

Alpharetta, Georgia 30004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 812-3400

Not Applicable

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Preferred Stock Purchase Rights	INSG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On August 9, 2019, Inseego Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with two accredited investors (collectively, the “Investors”) pursuant to which, among other things, the Company issued and sold to the Investors, in a private placement transaction, an aggregate of 10,000 shares of the Company’s Fixed-Rate Cumulative Perpetual Preferred Stock, Series E, par value $0.001 per share (the “Series E Preferred Stock”), for a purchase price of $1,000 per share of Series E Preferred Stock, resulting in aggregate gross proceeds to the Company of $10.0 million. The Purchase Agreement contains customary representations and warranties of the Company and the Investors.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Purchase Agreement that is filed as an exhibit to this Current Report on Form 8-K.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Purchase Agreement. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Series E Preferred Stock

Each share of Series E Preferred Stock entitles the holder thereof to receive, when, as and if declared by the Company out of assets legally available therefor, cumulative cash dividends at an annual rate of 9.00% payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, beginning on October 1, 2019. If dividends are not declared and paid in any quarter, or if such dividends are declared but holders of the Series E Preferred Stock elect not to receive them in cash, the quarterly dividend will be deemed to accrue and will be added to the Series E Base Amount. The Series E Preferred Stock has no voting rights unless otherwise required by law. The Series E Preferred Stock is perpetual and has no maturity date. However, the Company may, at its option, redeem shares of the Series E Preferred Stock, in whole or in part, on or after July 1, 2022, at a price equal to 110% of the Series E Base Amount plus (without duplication) any accrued and unpaid dividends. The “Series E Base Amount” means $1,000 per share, plus any accrued but unpaid dividends, whether or not declared by the Company’s board of directors, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series E Preferred Stock. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series E Preferred Stock will be entitled to receive, after satisfaction of liabilities to creditors and subject to the rights of holders of any senior securities, but before any distribution of assets is made to holders of common stock or any other junior securities, the Series E Base Amount plus (without duplication) any accrued and unpaid dividends.

The foregoing description of the Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the copy of the Certificate of Designation that is filed as an exhibit to this Current Report on Form 8-K.

Credit Agreement Amendment

In connection with the private placement transaction described above, on August 9, 2018, the Company entered into an amendment (the “Credit Agreement Amendment”) to that certain Credit Agreement, dated August 23, 2017, as amended by the Letter Agreement, dated July 23, 2019, and as may be further amended, supplemented or otherwise modified from time to time, by and among the Company, certain subsidiaries of the Company party thereto, Cantor Fitzgerald Securities, as Agent, and the lenders party thereto to, among other things, permit the consummation of the issuance and sale of the Series E Preferred Stock to the Investors.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Credit Agreement Amendment that will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Series E Preferred Stock was offered and sold to the Investors on August 9, 2019 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof. Each of the Investors represented that it was an “accredited investor” and was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the securities have not been registered under the Securities Act and they may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Series E Preferred Stock or any other securities of the Company.

Item 3.03	Material Modifications to the Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2019, the Company filed a Certificate of Designation of Series E Fixed-Rate Cumulative Perpetual Preferred Stock with the Secretary of State of the State of Delaware designating 10,000 shares of the Company’s preferred stock, par value $0.001 per share, as Series E Preferred Stock and fixing the relative rights, preferences, limitations and designations of the Series E Preferred Stock.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Designation of Series E Fixed-Rate Cumulative Perpetual Preferred Stock filed with the Secretary of State of the State of Delaware on August 8, 2019.

10.1	Securities Purchase Agreement, dated August 9, 2019, by and among Inseego Corp. and the Investors identified on Exhibit A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: August 13, 2019	By:	/s/ Stephen Smith
Name: Stephen Smith
Title: Executive Vice President and Chief Financial Officer